Exhibit 99.2

ZoomInfo Appoints Graham O’Brien Chief Financial Officer

VANCOUVER, WA, August 4, 2025 - ZoomInfo (NASDAQ: GTM), the Go-To-Market Intelligence Platform, announced that Michael Graham O’Brien, the Company's interim Chief Financial Officer, has been named Chief Financial Officer, effective August 1, 2025.
“Graham’s successful track record at ZoomInfo, his proven leadership, financial and operating discipline, and strong financial and accounting expertise make him the right leader for this role,” said Henry Schuck, ZoomInfo Founder and CEO.
Mr. O’Brien commented, “I look forward to continuing to work with the board of directors and the executive team as we drive customer success and value, expand upmarket, and reaccelerate revenue growth while prioritizing profitability and growing free cash flow per share.”
Mr. O’Brien has served as the Company’s Interim Chief Financial Officer since September 2024. Prior to this, Mr. O’Brien held various roles at the Company with increasing levels of responsibility since December 2017, and most recently served as Vice President of FP&A since January 2023. Prior to joining the Company, Mr. O’Brien held accounting positions at RainKing Solutions from 2016 to 2017, and with Kaseya from 2008 to 2016. Mr. O’Brien holds a B.S. in accounting from Lehigh University and is a licensed CPA in the District of Columbia.
Second Quarter 2025 Financial Results
In a separate press release issued today, ZoomInfo issued its second quarter 2025 financial results. A conference call is scheduled to begin today, August 4th, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). To participate in the live conference call via telephone, please register here. Upon registering, a dial-in number and unique PIN will be provided to join the conference call. The call will also be webcast live on the Company’s investor relations website at https:// ir.zoominfo.com/, where related presentation materials will be posted prior to the conference call. Following the conference call, an archived webcast of the call will be available for one year on ZoomInfo’s Investor Relations website.
About ZoomInfo
ZoomInfo (Nasdaq: GTM) is the Go-To-Market Intelligence Platform that empowers businesses to grow faster with AI-ready insights, trusted data, and advanced automation. Its solutions provide more than 35,000 companies worldwide with a complete view of their customers, making every seller their best seller. ZoomInfo is a recognized leader in data privacy, with industry-leading GDPR and CCPA compliance and numerous data security and privacy certifications. For more information about how ZoomInfo can help businesses with go-to-market intelligence that accelerates revenue growth, please visit www.zoominfo.com.

Investor Contact:
Jeremiah Sisitsky
ir@zoominfo.com
Media Contact:
Silvie Casanova
pr@zoominfo.com